Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST TECHNOLOGIES RECEIVES NASDAQ LETTER
RELATED TO PREVIOUSLY ANNOUNCED DELAYED FILING OF FORM 10-Q
FREMONT, Calif., Aug. 18, 2006 – Asyst Technologies, Inc. (Nasdaq GM: ASYT), as required by Nasdaq, today announced that it received a letter from the Nasdaq Listing Qualifications Department on Aug. 14, 2006, indicating that Asyst is not in compliance with the filing requirements for continued listing on the Nasdaq Global Market as set forth in Nasdaq Marketplace Rule 4310(c)(14). This is because of the company’s previously announced delay in filing its quarterly report on Form 10-Q for its quarter ended June 30, 2006.
     As previously announced, the company received a similar letter on June 30, 2006, related to the delayed filing of its Form 10-K for the fiscal year ended March 31, 2006. The company made a timely request for a hearing before a Nasdaq Listings Qualifications Panel to address that filing delay. A hearing has been scheduled for Aug. 31, 2006. The latest Nasdaq letter indicates that the company should address at the hearing its views with respect to this additional filing deficiency and that Nasdaq will consider this matter in rendering a determination regarding the company’s continued listing on the Nasdaq Global Market.
     The company expects at the Nasdaq hearing to request additional time to remedy its filing delinquency; however there can be no assurance that Nasdaq will grant additional time or that Nasdaq will not seek to de-list the company’s stock from the Nasdaq Global Market.
     As previously announced, the company is not in a position to report full financial results or file its Form 10-Q for the fiscal first quarter ended June 30, 2006, or file its Form 10-K for the fiscal year ended March 31, 2006, until a special committee of independent directors completes its previously announced inquiry into the company’s past stock option grants and practices, and the company and its independent auditors complete the related accounting review.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Except for statements of historical fact, the statements in this release are forward-looking. The forward-looking statements include statements regarding the expected time of completion of the special committee’s inquiry and the intended date of filing the company’s Annual Report on Form 10-K and fiscal first quarter report on Form 10-Q. The forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties relating to the time needed for our special committee of independent directors to complete its inquiry into our past stock option grants and practices; uncertainties related to the time required for our auditors to review the results of the special committee’s inquiry; uncertainty as to whether the final resolution of previously announced matters could relate to historical financial statements, and could require a restatement of such financial statements; uncertainties relating to our ability to determine, complete and timely file a restatement of prior period financial statements; uncertainties relating to the time needed by our independent auditors to complete their audit of our financial statements and review of the Form 10-K for our fiscal year 2006, and review of Form 10-Q for our fiscal first quarter ended June 30, 2006; uncertainty whether delays in filing our Form 10-K for our fiscal year 2006, or periodic reports for subsequent reporting periods, could result in de-listing of our common stock from the NASDAQ Global Market and uncertainties that may be associated with the hearing we have requested or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; uncertainty that these or other matters could comprise a material weakness in the company’s internal control over financial reporting, which could prevent the company from timely meeting its future reporting requirements or obligation to maintain effective internal control; volatility in our stock price pending resolution of or resulting from the matters discussed above; the impact of lawsuits or other proceedings initiated in relation to the matters discussed above or the company’s prior stock option practices; the outcome of the previously announced SEC and Department of Justice inquiries; uncertainty whether fees and expenses associated with the special committee and governmental inquiries, NASDAQ hearing, accounting review, potential lawsuits, or other matters arising from the company’s prior stock option practices could be material in any reporting period; requests by current or former officers and directors of the company for indemnification or advancement or reimbursement of fees and expenses; distraction of management’s attention from our operations; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2005, and other reports filed with the Securities and Exchange Commission.

Contact:	John Swenson
Vice President, Investor Relations & Corporate Communications
510-661-5000